Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 1, 2014, Acxiom Corporation (“Acxiom” or “the Company”) consummated the transactions contemplated by a Merger Agreement with Big Sky Acquisition, Inc. (“Acquisition Subsidiary”), a Delaware corporation and direct and wholly owned subsidiary of Acxiom, LiveRamp, Inc. (“LiveRamp”), a Delaware corporation, and The Brenner Group, Inc., as stockholder representative. Under the Merger Agreement, Acquisition Subsidiary was merged with and into LiveRamp (“Merger”).

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Acxiom and LiveRamp described below. Both LiveRamp and Acxiom’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, excluding discontinued operations. Acxiom’s fiscal year is different than LiveRamp’s fiscal year. Acxiom’s fiscal year ends on March 31, while LiveRamp’s fiscal year ends on December 31. The unaudited pro forma condensed combined balance sheet combines Acxiom’s historical condensed consolidated balance sheet as of June 30, 2014 with LiveRamp’s historical condensed balance sheet as of March 31, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2014 combines Acxiom’s historical condensed consolidated statement of operations for the three months ended June 30, 2014 with LiveRamp’s unaudited historical condensed statement of operations for the three months ended March 31, 2014. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2014 combines Acxiom’s historical condensed consolidated statement of operations for the year ended March 31, 2014 with LiveRamp’s historical condensed statement of operations for the year ended December 31, 2013.

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Acxiom treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Acxiom to complete the Merger will be allocated to the assets acquired and liabilities assumed from LiveRamp based upon their estimated fair values as of the date of the Merger. As of the date of this Form 8-K/A, Acxiom has not completed the detailed valuations necessary to determine the final fair value of the assets acquired and the liabilities assumed from LiveRamp and the related allocations of purchase price, nor has Acxiom identified all adjustments necessary to conform LiveRamp’s accounting policies to Acxiom’s accounting policies. Additionally, a final determination of the fair value of the assets acquired and liabilities assumed from LiveRamp will be based on the actual net tangible and intangible assets and liabilities of LiveRamp that existed as of the date of the Merger. Accordingly, the pro forma purchase price adjustments are preliminary, are subject to further adjustments as additional information becomes available and as additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Acxiom estimated the fair value of LiveRamp’s assets and liabilities based on due diligence, discussions with LiveRamp’s management and preliminary valuation estimates. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet accounts will result in adjustments, which may be material, to the balance sheet and/or statements of operations.

The following unaudited pro forma condensed combined financial information and the accompanying notes have been developed from and should be read in conjunction with (1) the unaudited interim condensed consolidated financial statements of Acxiom contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, (2) the audited consolidated financial statements of Acxiom contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and (3) the historical audited financial statements and notes thereto of LiveRamp for the fiscal year ended December 31, 2013 and the unaudited condensed financial statements and notes thereto of LiveRamp for the three months ended March 31, 2014, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent Acxiom’s consolidated results of operations or consolidated financial position had the Merger occurred on the dates assumed, nor is this financial information necessarily indicative of Acxiom’s future consolidated results of operations or consolidated financial position. Acxiom expects to incur costs and realize benefits associated with integrating the operations of Acxiom and LiveRamp. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities, the benefits that may result from operating efficiencies or the revenue synergies that may result from the Merger.

ACXIOM CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2014
(Unaudited)
(Dollars in thousands)

	Historical
	Acxiom	LiveRamp	Pro Forma Adjustments		Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$392,918	$10,586	$(277,688)	(a)	$125,816
Restricted cash	-	-	31,000	(a)	31,000
Trade accounts receivable, net	150,605	5,106	-		155,711
Deferred income taxes	12,285	-	44	(c)	12,329
Refundable income taxes	11,436	-	-		11,436
Other current assets	51,644	514	-		52,158
Assets from discontinued operations	1,140	-	-		1,140
Total current assets	620,028	16,206	(246,644)		389,590
Property and equipment, net of accumulated depreciation and amortization	216,322	1,004	-		217,326
Software, net of accumulated amortization	40,766	-	-		40,766
Goodwill	358,671	-	222,857	(d)	581,528
Purchased software licenses, net of accumulated amortization	19,079	-	-		19,079
Other assets, net	22,607	77	54,300	(d)	76,984
	$1,277,473	$17,287	$30,513		$1,325,273
LIABILITIES AND EQUITY
Current liabilities:
Current installments of long-term debt	$31,368	$-	$-		$31,368
Trade accounts payable	42,803	2,069	-		44,872
Accrued expenses and other current liabilities	142,268	1,049	31,000	(a)	174,754
			437	(a)
Liabilities from discontinued operations	1,681	-	-		1,681
Total current liabilities	218,120	3,118	31,437		252,675
Long-term debt	278,975	-	-		278,975
Deferred income taxes	88,480	-	6,465	(c)	94,945
Other liabilities	12,464	-	-		12,464
Commitments and contingencies
Equity:
Common stock	12,644	1	(1)	(b)	12,644
Preferred stock	-	32,790	(32,790)	(b)	-

Additional paid-in capital	988,167	1,389	5,391	(a)(b)	994,947
Retained earnings	596,592	(20,011)	20,011	(b)	596,592
Accumulated other comprehensive income	13,501	-	-		13,501
Treasury stock, at cost	(931,470)	-	-		(931,470)
Total equity	679,434	14,169	(7,389)		686,214
	$1,277,473	$17,287	$30,513		$1,325,273
See accompanying notes to pro forma condensed combined financial information.

ACXIOM CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2014
(Unaudited)
(Dollars in thousands, except per share amounts)

	Historical
	Acxiom	LiveRamp	Pro Forma Adjustments		Combined Pro Forma
Revenues	$242,215	$7,289	$(1,564)	(e)	$247,940
Operating costs and expenses:
Cost of revenue	192,303	3,483	(1,564)	(e)	194,222
Selling, general and administrative	46,938	2,906	4,927	(f)	54,771
Purchased intangibles amortization	-	-	2,629	(d)	2,629
Gains, losses and other items, net	7,452	(147)	-		7,305
Total operating costs and expenses	246,693	6,242	5,992		258,927
Income (loss) from operations	(4,478)	1,047	(7,556)		(10,987)
Other expense:
Interest expense	(2,571)	-	-		(2,571)
Other, net	(413)	-	-		(413)
Total other expense	(2,984)	-	-		(2,984)
Earnings (loss) from continuing operations before income taxes	(7,462)	1,047	(7,556)		(13,971)
Income taxes	(1,390)	-	(2,324)	(g)	(3,714)
Net earnings (loss) from continuing operations	$(6,072)	$1,047	$(5,232)		$(10,257)

Loss from continuing operations per share:
Basic loss from continuing operations per share	$(0.08)				$(0.13)
Diluted loss per continuing operations per share	$(0.08)				$(0.13)
Weighted average shares outstanding:
Basic	76,833				76,833
Diluted	76,833				76,833

See accompanying notes to pro forma condensed combined financial information.

ACXIOM CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2014
(Unaudited)
(Dollars in thousands, except per share amounts)

	Historical
	Acxiom	LiveRamp	Pro Forma Adjustments		Combined Pro Forma
Revenues	$1,062,278	$22,418	$(4,780)	(e)	$1,079,916
Operating costs and expenses:
Cost of revenue	795,562	11,861	(4,780)	(e)	802,643
Selling, general and administrative	169,376	10,961	20,186	(f)	200,523
Purchased intangibles amortization	-	-	10,517	(d)	10,517
Impairment of goodwill and other assets	24,953	-	-		24,953
Gains, losses and other items, net	21,914	(234)	-		21,680
Total operating costs and expenses	1,011,805	22,588	25,923		1,060,316
Income (loss) from operations	50,473	(170)	(30,703)		19,600
Other expense:
Interest expense	(11,671)	(541)	-		(12,212)
Other, net	1,817	(15)	-		1,802
Total other expense	(9,854)	(556)	-		(10,410)
Earnings (loss) from continuing operations before income taxes	40,619	(726)	(30,703)		9,190
Income taxes	29,627	-	(9,179)	(g)	20,448
Net earnings (loss) from continuing operations	10,992	(726)	(21,524)		(11,258)
Less: Net loss attributable to noncontrolling interest	(60)	-	-		(60)
Net earnings (loss) from continuing operations attributable to Acxiom	$11,052	$(726)	$(21,524)		$(11,198)

Earnings (loss) from continuing operations per share:
Basic earnings (loss) from continuing operations per share	$0.15				$(0.15)
Diluted earnings (loss) from continuing operations per share	$0.14				$(0.15)
Weighted average shares outstanding
Basic	74,690				74,690
Diluted	76,954				74,690

See accompanying notes to pro forma condensed combined financial information.

ACXIOM CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
 (Unaudited)

1.           BASIS OF PRESENTATION:

The unaudited pro forma condensed combined financial information is based on the historical financial statements of Acxiom and LiveRamp described below. Both LiveRamp and Acxiom’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, excluding discontinued operations. Acxiom’s fiscal year is different than LiveRamp’s fiscal year. Acxiom’s fiscal year ends on March 31, while LiveRamp’s ends on December 31. The unaudited pro forma condensed combined balance sheet combines Acxiom’s historical condensed consolidated balance sheet as of June 30, 2014 with LiveRamp’s historical condensed balance sheet as of March 31, 2014 and includes estimated pro forma adjustments reflecting the preliminary allocation of the purchase price to identifiable net assets acquired, liabilities assumed and the excess purchase price allocated to goodwill as described below. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed and such adjustments could be material.  The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2014 combines Acxiom’s historical condensed consolidated statement of operations for the three months ended June 30, 2014 with LiveRamp’s historical condensed statement of operations for the three months ended March 31, 2014. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2014 combines Acxiom’s historical condensed consolidated statement of operations for the year ended March 31, 2014 with LiveRamp’s historical condensed statement of operations for the year ended December 31, 2013.

The accompanying unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from operating efficiencies.

2.           PURCHASE PRICE:

Acxiom acquired LiveRamp for a total purchase price of $284.7 million representing cash of $277.7 million ($265.7 million net of cash acquired) and assumed unvested stock options of $7.0 million included in the purchase price.

The table below represents a preliminary allocation of the total consideration to tangible and intangible assets acquired and liabilities assumed from LiveRamp based on Acxiom’s preliminary estimate of their respective fair value as if the Merger had occurred on June 30, 2014 (dollars in thousands):
Purchase Price Allocation
Cash	$12,016
Restricted cash	31,000
Accounts receivable, net	4,977
Other current assets	582
Deferred income tax asset	44
Property, plant and equipment, net	937
Goodwill	222,857
Intangible assets	54,300
Other noncurrent assets	16
Accounts payable	(2,354)
Escrow payable	(31,000)
Current liabilities	(2,244)
Deferred income tax liability	(6,465)
Total estimated purchase price	$284,666

Upon completion of the fair value assessment, Acxiom anticipates that the final purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3.           PRO FORMA ADJUSTMENTS:

The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will result from the Merger. The unaudited pro forma condensed combined financial information reflects the following:

(a)
A $277.7 million adjustment to reflect cash paid on the date of acquisition, and a $7.0 million adjustment to reflect the fair value of assumed unvested stock options included in the purchase price. An adjustment of $31.0 million to reflect a cash component of the purchase price held in escrow by Acxiom. A $0.4 million adjustment to accrued expenses to reflect an estimate of sales tax liability.

(b)	The elimination of all of LiveRamp’s equity.

(c)
Adjustments of $6.4 million, net, to principally reflect deferred tax assets related to LiveRamp’s net operating loss carry forwards and deductible stock-based compensation of $12.6 million and deferred tax liabilities related to amortizable intangible assets recorded as part of purchase accounting of $19.0 million.

(d)
A $54.3 million adjustment to reflect identifiable intangible assets associated with adjustments to the fair value of LiveRamp’s intangible assets and a $222.9 million adjustment to reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired as part of purchase accounting. Identifiable intangible assets include developed technology, customer relationship, and trade name. Intangible asset amortization will be amortized on a straight-line basis over the estimated useful lives of 2 to 6 years. As a result of this adjustment, the unaudited pro forma condensed combined statements of operations reflect an increase in amortization expense of $2.6 million for the three months ended June 30, 2014 and $10.5 million for the year ended March 31, 2014, respectively.

(e)	Adjustments of $1.6 million for the three months ended June 30, 2014 and $4.8 million for the year ended March 31, 2014 to eliminate revenue from sales of LiveRamp products to Acxiom.

(f)
Adjustments of $4.9 million for the three months ended June 30, 2014 and $20.2 million for the year ended March 31, 2014 to record compensation expense related to converted stock options and restricted stock units granted to employees of LiveRamp. These adjustments are shown as if the acquisition had occurred at the beginning of the periods presented.

(g)
Adjustments of $2.3 million for the three months ended June 30, 2014 and $9.2 million for the year ended March 31, 2014 to record an income tax benefit associated with the pro forma adjustments. This adjustment is based on Acxiom’s statutory rates in effect for the periods presented.